Exhibit 99.1

Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002

NEWS RELEASE

Contact:	Scott D. Winters
Director - Investor Relations
(713) 579-6190 or (800) 934-6083

FOR IMMEDIATE RELEASE

PXP TO PRESENT AT UPCOMING INVESTOR CONFERENCES

HOUSTON, Texas, March 3, 2005 – Plains Exploration & Production Company (NYSE:PXP) (“PXP” or the “Company”) announced today that a representative of the Company is scheduled to present at the following upcoming investor conferences.

•	Raymond James 26th Annual Institutional Investors Conference - Orlando, Florida. PXP is scheduled to present at 3:25 p.m. Eastern time on Monday, March 7, 2005.

•	Howard Weil Energy Conference – New Orleans, Louisiana. PXP is scheduled to present at 3:45 p.m. Central time on Monday, April 4, 2005.

•	IPAA’s 11th Annual Oil & Gas Investment Symposium – New York, New York. PXP is scheduled to present at 3:20 p.m. Eastern time on Tuesday, April 19, 2005.

Presentation materials for each conference will be available in the Investor Information section of PXP’s website, http://www.plainsxp.com for 60 days after each event date.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in its core areas of operation: onshore and offshore California, West Texas, East Texas and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

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